EXHIBIT 10.2

Sales Distribution Agreement

THIS AGREEMENT is made as of the 20th day of September, 2011, by and between Shogun Energy, Inc., a corporation organized and existing under the laws of the State of South Dakota  with an office at 118 Front Street, Brookings, SD  57006  (the “Company”), and Vanity Event Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware  with an office at 1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154 (“Vanity”).

WHEREAS, Company currently manufactures and sells energy drinks; and

WHEREAS, Company is willing to appoint Vanity as an authorized sales distributor and dealer, and Vanity is willing to accept such appointment, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements and understandings herein contained, the parties hereby agree as follows:

1. Appointment.

a. Upon the terms and conditions hereinafter set forth, Company hereby appoints Vanity  as the authorized non-exclusive sales distributor and dealer for the purchase and resale of the Company's beverage line (“Products”) within the United States (“Nonexclusive Territory”) between September 20, 2011 and September 20, 2012 (“Distributorship Period”) through conventions wholesale and retail channels and as an authorized sales agent for the purchase and resale of Products through internet sales channels; and

b. Vanity hereby accepts such appointment and agrees to perform the duties and obligations set forth herein.

2. Duties of Vanity. In the performance of its duties under this Agreement, Vanity shall:

a. Use its best efforts to promote the sale of, and stimulate interest in, the Products in the Nonexclusive Territory;

b. Collect and transmit any and all applicable municipal, county, state, or nationals sales, use or excise tax associated with any internet sales;

c. Submit for approval all internet based materials whether for the web site associated with the domain name described above in section 2.c., social media site, email, SMS, text campaign, or other similar means of communication (collectively “Web Site” ) no less than ten business day prior to their use; such approval shall be granted at Shogun’s sole discretion;

d. Submit appropriate Privacy Policy, Site Usage Terms and Conditions, and Legal Notice to be used in conjunction with the Web Site no less than ten business days prior to their use such approval shall be granted at Shogun’s sole discretion; and

e. Provide Shogun with copies of all customer contacts, including demographic information, all sales orders and fulfillment status on no less than a weekly basis.

3. Terms of a Sale.

a. Company shall sell Product to Vanity at the then best available distributor price.

b. All prices for Product shall be F.O.B. Brookings, South Dakota. All freight, insurance, handling and forwarding agent's fees, taxes, storage, and all other charges applicable to the Products, if any, from the time such Products leave Company's factory shall be borne by the Vanity.

c. At any time during the term of this Agreement, Company may, in its sole discretion, (i) modify the specifications of any Product or (ii) discontinue the manufacture and sale of any Product; provided, however, that in the event that Company discontinues the manufacture or sale of any Product subsequent to the acceptance by Company of a purchase order therefor but prior to the delivery thereof to the customer, Company shall be obligated to effect delivery under such purchase order.

d. Unless otherwise agreed to in writing by Company and Vanity, payment for any Product sold to Vanity hereunder shall be made, in cash, by wire transfer or by certified check, not later than 30 days after the date of the invoice relating to such Product. In the case of any invoice that is not paid in full on or before the date 30 days after the date of such invoice, interest shall accrue on the unpaid amount of such invoice, from the date of such invoice until the date of payment, at the rate of 18% per annum.

4. Shipment, Risk of Loss, Force Majeure.

a. After acceptance by Company of a purchase order submitted by Vanity, and as promptly as reasonably possible in accordance with the date of shipment specified in such purchase order or otherwise agreed to in writing by Company and Vanity, Company shall deliver the Products in such quantities and amounts as specified in such purchase order

b. Company shall not be liable for any delay in delivery or for non-delivery, in whole or in part, caused by the occurrence of any contingency beyond the control of Company, including, without limitation, war (whether an actual declaration thereof is made or not), sabotage, insurrection, riot or other act of civil disobedience, act of a public enemy, failure or delay in transportation, act of any government or an agency or subdivision thereof, judicial action, labor dispute, accident, fire, explosion, flood, storm or other act of God, and shortage of labor, fuel, raw material, or machinery.

5. Warranties.

COMPANY MAKES NO EXPRESS WARRANTIES TO VANITY WITH RESPECT TO THE PRODUCTS OTHER THAN AS CONTAINED IN THE WARRANTY. ALL IMPLIED WARRANTIES ARE HEREBY EXCLUDED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Vanity shall make no warranties to its customers regarding the Products in the name of Company.

6. Reports by Vanity.  Vanity shall maintain accurate and complete books and records with respect to all sales of Products and other goods purchased from Company and shall, at any time and from time to time upon Company's request, provide Company with copies of such books and records or any part thereof.

7. Trade Names and Trademarks.

a. Company grants to Vanity the license and right to use Company trade names and trademarks in connection with the advertising, sale, offer for sale or distribution of Products in the Territory. Such trade names and trademarks shall not be used by Vanity in combination with any other trade names or trademarks without the prior written approval of Company. Vanity shall diligently promote the identity and market recognition of Company as the manufacturer of the Products.

b. Vanity recognizes the right, title, and interest of Company in and to all trademarks and trade names used by Company on or in connection with Products and agrees not to engage, directly or indirectly, in any activities which may contest or otherwise impair the right, title, and interest of Company therein. Vanity shall neither acquire, nor claim for itself any right, title, or interest in or to Company's trademarks and trade names by virtue of this Agreement or through the use by Vanity of Company's trademarks and trade names. The parties hereto agree that all uses of Company's trademarks and trade names by Vanity shall be in such manner as to inure to the benefit of Company.

8. Modification of Geographic Territory

The parties mutually acknowledge the need to develop a strong distributor network to support the sales and marketing of the Products.  Accordingly Vanity hereby consents to having its territory reduced, by account, city, county, state, or other geographic bound as may be reasonable (“Territory Reduction”) in favor of another distributor without any further consideration.  Such Territory Reduction shall not impact any previously books orders, and shall not be effective until Vanity has received ten business days written notice.  Shogun shall use commercially reasonable efforts to limit Territory Reductions only to the extent necessary to support the development of a distribution network.

9. Termination

a. This Agreement is for an initial twelve-month Distribution Period, ending on the date listed above in section 1A, unless terminated earlier as described in section 9.c below.

b. This Agreement may be renewed by mutual written consent for one (1) additional twelve month period.

(i) Shogun has the right to terminate this agreement with three (3) days written notice upon the occurrence of if the other party fails or becomes unable to observe or perform any of its material obligations under this Agreement and such default or inability is not cured within twenty (20) days after notice of the same.

(ii) If the other party makes an assignment for the benefit of creditors; is adjudicated bankrupt or insolvent; petitions or applies to any tribunal for the appointment of a trustee or receiver for such party for any substantial part of its assets; commences any proceedings seeking to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; consents to or approves or, by any conduct or action acquiesces in or to any such petition or application filed, or any such proceedings commenced against it by any other person; or failing to remove an order entered appointing any such trustee or receiver or approving the petition in any such proceedings or decreeing its dissolution or liquidation within ninety (90) days after such order is entered.

10. Miscellaneous.

a. The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of South Dakota.

b. No addition to or modification of this Agreement, or of a purchase order submitted to Company by Vanity, or of an acceptance of a purchase order dispatched by Company to Vanity shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto. In the event of any conflict or other inconsistency between this Agreement and any purchase order, this Agreement shall govern in all respects.

c.Intentionally Omitted.

d. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned in whole or in part by either of the parties hereto to any other person, firm, or corporation without the prior written consent thereto by the other party hereto; provided, however, that Company may assign this Agreement and purchase orders hereunder, without the prior written consent of Vanity, to any person, firm, or corporation acquiring all or substantially all of the assets of Company or to any successor to Company by merger.

e. Any waiver by either party hereto to any right hereunder or of any failure to perform or breach hereof by the other party hereto must be express and in writing and shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach hereof by the other party hereto, whether of a similar or dissimilar nature.

f. Company and Vanity acknowledge that Vanity is and shall at all times be an independent distributor for Company. Vanity is not authorized to act as an agent for or legal representative of Company. Vanity shall not have authority to assume or create any obligation on behalf or in the name of, or binding upon, Company, nor to represent Company as a distributor in any matter not specifically provided for herein. All sales by Vanity shall be in its own name and for its own account.

g. This Agreement is the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements between the parties hereto relative to the subject matter hereof.

h. Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, or in the Territory, as the case may be, addressed as follows:

If to the Company:	Shogun Energy Inc
Att: Mr. Shawn Knapp 118 Front Street, Brookings, SD 57006

If to the Vanity:	Vanity Event Holding, Inc.
Att: Mr. Lloyd Lapidus 1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above. Notice given as herein provided shall be considered to have been given upon the mailing thereof.

i. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

j. Each party shall, without payment of any additional consideration by any other party, at any time on or after the execution of this Agreement take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

k. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Shogun Energy Inc.

/s/ Shawn Knapp
By: Mr. Shawn Knapp, CEO

Vanity Event Holding, Inc.

/s/ Lloyd Lapidus
By: Mr. Lloyd Lapidus, Interim CEO